Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Equity Value Fund, which is included in Post-Effective Amendment No. 58 to the Registration Statement No. 2-84776 on Form N-1A of Fidelity Advisor Series I.

____________________________

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
February 23, 2001

[TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G. PURITAN TRUST).]]

INDEPENDENT AUDITORS' CONSENT

We consent to the references to us under the headings "Auditor" in the Statements of Additional Information of [FUND NAME[S]], which is included in Post-Effective Amendment No. [ ] to the Registration Statement No. [insert 40 Act file number here] on Form N-1A of [TRUST NAME].

____________________________
Deloitte & Touche LLP
Boston, Massachusetts
[Insert date 485(b) filing is sent to EDGAR Administrator]